Filed Pursuant to Rule 424(b)(3)

Registration No. 333-168005

Prospectus Supplement No. 1 dated September 17, 2010

(to Prospectus dated July 15, 2010)

5,550,000 SHARES

CURRENCYSHARES® CANADIAN DOLLAR TRUST

This Prospectus Supplement No. 1 amends and supplements our prospectus dated July 15, 2010 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus.

The third sentence in the fifth paragraph under “Creation and Redemption of Shares” on page 24 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of September 17, 2010, Citadel Securities LLC, Credit Suisse Securities LLC, EWT LLC, Fortis Clearing Americas LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., JPMorgan Securities, Inc., Knight Clearing Services, LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. Incorporated, Newedge USA, LLC, Nomura Securities International, Inc. and Timber Hill LLC have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

All other portions of the Prospectus shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is September 17, 2010